Exhibit 99.1

Press Release For immediate release Greg Seals, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Third Quarter 2025 Financial Results
Atlanta - October 30, 2025 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended September 30, 2025.
•Net income per common share of $0.74 compared to net loss of $0.40 in Q2 2025
•Earnings available for distribution per common share(1) of $0.58, unchanged from Q2 2025
•Common stock dividend of $0.34 per common share, unchanged from Q2 2025
•Book value per common share(2) of $8.41 compared to $8.05 as of June 30, 2025
•Economic return(3) of 8.7% compared to (4.8)% in Q2 2025

Update from John Anzalone, Chief Executive Officer

“The strong momentum that began in mid-April continued throughout the third quarter, as financial markets benefited from expectations for easing monetary policy, strong corporate earnings and improved economic growth. Agency RMBS performed well, with declining interest rate volatility and robust investor demand driving higher valuations in most coupons. Additionally, swap spreads reversed a portion of their tightening experienced during the second quarter, providing a tailwind for performance. These factors led to a 4.5% increase in book value per common share to $8.41 at quarter end, and, when combined with our $0.34 dividend, resulted in a positive economic return of 8.7% for the quarter.

“Our debt-to-equity ratio was 6.7x at the end of the quarter, up slightly from 6.5x as of June 30, 2025 as we continued to reduce the percentage of our capital structure comprised of preferred stock and positioned the Company to further benefit from positive Agency RMBS performance. At quarter end, our $5.7 billion investment portfolio consisted of $4.8 billion Agency RMBS and $0.9 billion Agency CMBS, and we maintained a sizable balance of unrestricted cash and unencumbered investments totaling $423 million. As of October 24, 2025, we estimate book value per common share to be between $8.31 and $8.65(4).

“Given the notable decline in interest rate volatility, we remain constructive on Agency RMBS, though we view near-term risks as balanced following its recent strong performance. Our longer-term outlook for the sector remains favorable, as we expect investor demand to broaden given lower interest rate volatility, a steeper yield curve and attractive valuations. In addition, Agency CMBS continues to offer attractive risk-adjusted yields and diversification benefits relative to our Agency RMBS holdings, supported by its stable cash flow profile and lower sensitivity to interest rate fluctuations. Lastly, we believe anticipated changes to bank regulatory capital rules would increase demand for Agency RMBS and Agency CMBS, providing further support for both sectors.”

(1) Earnings available for distribution (and by calculation, earnings available for distribution per common share) is a non-Generally Accepted Accounting Principles (“GAAP”) financial measure. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measure.
(2) Book value per common share as of September 30, 2025 and June 30, 2025 is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($173.3 million as of September 30, 2025 and $175.5 million as of June 30, 2025), divided by total common shares outstanding.
(3) Economic return for the quarter ended September 30, 2025 is defined as the change in book value per common share from June 30, 2025 to September 30, 2025 of $0.36; plus dividends declared of $0.34 per common share; divided by the June 30, 2025 book value per common share of $8.05. Economic return for the quarter ended June 30, 2025 is defined as the change in book value per common share from March 31, 2025 to June 30, 2025 of ($0.76); plus dividends declared of $0.34 per common share; divided by the March 31, 2025 book value per common share of $8.81.
(4) Book value per common share as of October 24, 2025 is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($172.6 million as of October 24, 2025), divided by total common shares outstanding of 70.9 million.

1

Key performance indicators for the quarters ended September 30, 2025 and June 30, 2025 are summarized in the table below.

($ in millions, except share amounts)	Q3 2025		Q2 2025		Variance
Average Balances (1)	(unaudited)		(unaudited)
Average earning assets (at amortized cost)	$5,382.2		$5,078.9		$303.3
Average borrowings	$4,889.8		$4,577.6		$312.2
Average total stockholders' equity	$748.0		$709.9		$38.1

U.S. GAAP Financial Measures
Total interest income	$72.9		$70.6		$2.3
Total interest expense	$55.3		$52.9		$2.4
Net interest income	$17.6		$17.7		($0.1)
Total expenses	$4.5		$4.9		($0.4)
Net income (loss) attributable to common stockholders	$50.2		($26.6)		$76.8

Average earning asset yields	5.42%		5.56%		(0.14)%
Average cost of funds	4.52%		4.62%		(0.10)%
Average net interest rate margin	0.90%		0.94%		(0.04)%

Period-end weighted average asset yields (2)	5.42%		5.46%		(0.04)%
Period-end weighted average cost of funds	4.35%		4.48%		(0.13)%
Period-end weighted average net interest rate margin	1.07%		0.98%		0.09%

Book value per common share (3)	$8.41		$8.05		$0.36
Earnings (loss) per common share (basic)	$0.74		($0.40)		$1.14
Earnings (loss) per common share (diluted)	$0.74		($0.40)		$1.14
Debt-to-equity ratio	6.7	x	6.5	x	0.2	x

Non-GAAP Financial Measures (4)
Earnings available for distribution	$39.0		$38.2		$0.8
Effective interest expense	$26.2		$24.3		$1.9
Effective net interest income	$46.8		$46.4		$0.4

Effective cost of funds	2.14%		2.12%		0.02%
Effective interest rate margin	3.28%		3.44%		(0.16)%

Earnings available for distribution per common share	$0.58		$0.58		$0.00
Economic debt-to-equity ratio	6.7	x	6.5	x	0.2	x
(1) Average earning assets, average borrowings and average total stockholders' equity are calculated based on the weighted month-end balances of mortgage-backed securities at amortized cost, repurchase agreement borrowings and total U.S. GAAP stockholders' equity, respectively.
(2) Period-end weighted average asset yields are based on amortized cost as of period-end and incorporate future prepayment and loss assumptions when appropriate.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($173.3 million as of September 30, 2025 and $175.5 million as of June 30, 2025), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Portfolio Composition
The following table summarizes certain characteristics of the Company's MBS portfolio as of September 30, 2025 and June 30, 2025.

	As of
	September 30, 2025			June 30, 2025
$ in thousands	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield
Agency RMBS:
30 year fixed-rate pass-through coupon:
4.5%	745,869	13.0%	4.91%	640,423	12.3%	4.95%
5.0%	1,238,419	21.5%	5.24%	967,373	18.6%	5.32%
5.5%	1,224,244	21.3%	5.56%	1,035,347	20.0%	5.58%
6.0%	1,340,686	23.3%	5.93%	1,259,271	24.3%	5.95%
6.5%	229,541	4.0%	6.14%	319,789	6.2%	6.16%
Total 30 year fixed-rate pass-through	4,778,759	83.1%	5.51%	4,222,203	81.4%	5.58%
Agency-CMO	70,960	1.2%	10.18%	71,835	1.4%	9.75%
Agency CMBS	899,519	15.7%	4.62%	891,521	17.2%	4.62%
Total MBS portfolio	5,749,238	100.0%	5.42%	5,185,559	100.0%	5.46%
The following table summarizes certain characteristics of the Company's borrowings as of September 30, 2025 and June 30, 2025.

	As of
$ in thousands	September 30, 2025			June 30, 2025
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)
Repurchase agreements - Agency RMBS	4,292,146	4.35%	20	3,798,981	4.48%	24
Repurchase agreements - Agency CMBS	857,935	4.35%	24	836,900	4.48%	26
Total borrowings	5,150,081	4.35%	21	4,635,881	4.48%	24

3

The following tables summarize certain characteristics of the Company's interest rate swaps whereby the Company pays fixed interest rates and receives floating interest rates based on the secured overnight financing rate as of September 30, 2025 and June 30, 2025.

$ in thousands	As of September 30, 2025
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,555,000	0.31%	4.24%	1.9
3 to 5 years	450,000	0.47%	4.24%	4.5
5 to 7 years	500,000	0.61%	4.24%	5.1
7 to 10 years	430,000	4.13%	4.24%	9.3
Greater than 10 years	445,000	1.99%	4.24%	19.0
Total	3,380,000	1.08%	4.24%	5.9

$ in thousands	As of June 30, 2025
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,380,000	0.31%	4.45%	2.0
3 to 5 years	375,000	0.39%	4.45%	3.8
5 to 7 years	750,000	0.57%	4.45%	5.3
7 to 10 years	555,000	4.14%	4.45%	9.6
Greater than 10 years	445,000	1.99%	4.45%	19.3
Total	3,505,000	1.19%	4.45%	6.3
The following table summarizes certain characteristics of the Company's futures contracts as of September 30, 2025 and June 30, 2025.

	As of
	September 30, 2025	June 30, 2025
$ in thousands	Notional Amount - Short	Notional Amount - Short
10 year U.S. Treasury futures	520,000	360,000
Ultra 10 year U.S. Treasury futures	290,000	280,000
30 year U.S. Treasury futures	190,000	190,000
Total	1,000,000	830,000
Capital Activities
Dividends
As previously announced on September 24, 2025, the Company declared a common stock dividend of $0.34 per share paid on October 24, 2025 to its stockholders of record as of the close of business on October 6, 2025.
Issuances of Common Stock
During the three months ended September 30, 2025, the Company sold 4,638,385 shares of common stock for net cash proceeds of $36.1 million through its at-the-market program.
Repurchases of Preferred Stock
During the three months ended September 30, 2025, the Company repurchased and retired 89,223 shares of Series C Preferred Stock for a total cost of $2.2 million.

4

About Invesco Mortgage Capital Inc.
The Company is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. The Company is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call
Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, October 31, 2025, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-982-7409
International:        1-212-287-1625
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on November 14, 2025 by calling:

866-363-1806 (North America) or 1-203-369-0194 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the Agency RMBS, Agency CMBS and residential and commercial real estate markets), the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage, liquidity, capital structure and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

5

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands, except share data	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Interest income	72,916	70,624	73,825	217,386	210,436
Interest expense	55,302	52,895	66,315	163,222	187,288
Net interest income	17,614	17,729	7,510	54,164	23,148

Other income (loss)
Gain (loss) on investments, net	49,540	(5,268)	165,168	126,430	53,803
(Increase) decrease in provision for credit losses	—	—	80	—	(222)
Equity in earnings (losses) of unconsolidated ventures	—	—	—	—	(193)
Gain (loss) on derivative instruments, net	(9,218)	(30,916)	(127,345)	(116,813)	(5,922)
Total other income (loss)	40,322	(36,184)	37,903	9,617	47,466
Expenses
Management fee – related party	2,662	2,831	2,888	8,489	8,694
General and administrative	1,803	2,041	1,805	5,507	5,544
Total expenses	4,465	4,872	4,693	13,996	14,238
Net income (loss)	53,471	(23,327)	40,720	49,785	56,376
Dividends to preferred stockholders	(3,261)	(3,297)	(5,474)	(9,899)	(16,567)
Gain (loss) on repurchase and retirement of preferred stock	(2)	57	25	44	426
Net income (loss) attributable to common stockholders	50,208	(26,567)	35,271	39,930	40,235
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	0.74	(0.40)	0.63	0.61	0.78
Diluted	0.74	(0.40)	0.63	0.61	0.78

6

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income (loss)	53,471	(23,327)	40,720	49,785	56,376
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities, net	—	(271)	(287)	229	(639)
Reclassification of unrealized (gain) loss on sale of mortgage-backed securities to gain (loss) on investments, net	—	(518)	—	(402)	—
Reclassification of unrealized loss on available-for-sale securities to (increase) decrease in provision for credit losses	—	—	—	—	302
Total other comprehensive income (loss)	—	(789)	(287)	(173)	(337)
Comprehensive income (loss)	53,471	(24,116)	40,433	49,612	56,039
Dividends to preferred stockholders	(3,261)	(3,297)	(5,474)	(9,899)	(16,567)
Gain (loss) on repurchase and retirement of preferred stock	(2)	57	25	44	426
Comprehensive income (loss) attributable to common stockholders	50,208	(27,356)	34,984	39,757	39,898

7

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	September 30, 2025	December 31, 2024
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $5,384,388 and $5,129,486, respectively; net of allowance for credit losses of $0 and $654, respectively)	5,749,238	5,445,508
Cash and cash equivalents	58,539	73,403
Restricted cash	122,181	137,478
Due from counterparties	—	580
Investment related receivable	29,017	24,870
Derivative assets, at fair value	738	5,033
Other assets	1,232	1,162
Total assets	5,960,945	5,688,034
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	5,150,081	4,893,958
Derivative liabilities, at fair value	680	627
Dividends payable	24,121	24,692
Investment related payable	427	—
Accrued interest payable	9,114	32,711
Collateral held payable	797	—
Accounts payable and accrued expenses	1,623	1,619
Due to affiliate	4,521	3,698
Total liabilities	5,191,364	4,957,305
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 6,930,487 and 7,206,659 shares issued and outstanding, respectively ($173,262 and $180,166 aggregate liquidation preference, respectively)	167,602	174,281
Common Stock, par value $0.01 per share; 134,000,000 shares authorized; 70,945,571 and 61,729,693 shares issued and outstanding, respectively	709	617
Additional paid in capital	4,202,575	4,127,807
Accumulated other comprehensive income	—	173
Retained earnings (distributions in excess of earnings)	(3,601,305)	(3,572,149)
Total stockholders’ equity	769,581	730,729
Total liabilities and stockholders' equity	5,960,945	5,688,034

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Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income and (gain) loss on repurchase and retirement of preferred stock.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses have not been accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses may be reflected in net income whereas other gains and losses may be reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities were historically classified as available-for-sale securities, and changes in the valuation of these securities were recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

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Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods.

	Three Months Ended			Nine Months Ended
$ in thousands, except per share data	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income (loss) attributable to common stockholders	50,208	(26,567)	35,271	39,930	40,235
Adjustments:
(Gain) loss on investments, net	(49,540)	5,268	(165,168)	(126,430)	(53,803)
Realized (gain) loss on derivative instruments, net (1)	49,189	47,608	172,797	198,313	146,459
Unrealized (gain) loss on derivative instruments, net (1)	(10,833)	11,939	(4,569)	4,348	(11,096)
TBA dollar roll income (2)	—	—	39	1,147	1,117
(Gain) loss on repurchase and retirement of preferred stock	2	(57)	(25)	(44)	(426)
Subtotal	(11,182)	64,758	3,074	77,334	82,251
Earnings available for distribution	39,026	38,191	38,345	117,264	122,486
Basic income (loss) per common share	0.74	(0.40)	0.63	0.61	0.78
Earnings available for distribution per common share (3)	0.58	0.58	0.68	1.79	2.38

(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Realized gain (loss) on derivative instruments, net	(49,189)	(47,608)	(172,797)	(198,313)	(146,459)
Unrealized gain (loss) on derivative instruments, net	10,833	(11,939)	4,569	(4,348)	11,096
Contractual net interest income (expense) on interest rate swaps	29,138	28,631	40,883	85,848	129,441
Gain (loss) on derivative instruments, net	(9,218)	(30,916)	(127,345)	(116,813)	(5,922)

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement compared to the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency RMBS, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of operations.

(3)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.

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The table below presents the components of earnings available for distribution for the following periods.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Effective net interest income (1)	46,752	46,360	48,393	140,012	152,589
TBA dollar roll income	—	—	39	1,147	1,117
Equity in earnings (losses) of unconsolidated ventures	—	—	—	—	(193)
(Increase) decrease in provision for credit losses	—	—	80	—	(222)
Total expenses	(4,465)	(4,872)	(4,693)	(13,996)	(14,238)
Subtotal	42,287	41,488	43,819	127,163	139,053
Dividends to preferred stockholders	(3,261)	(3,297)	(5,474)	(9,899)	(16,567)
Earnings available for distribution	39,026	38,191	38,345	117,264	122,486
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.
Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its borrowings. The Company adds back the net payments or receipts on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following table reconciles total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods.

	Three Months Ended
	September 30, 2025		June 30, 2025		September 30, 2024
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	55,302	4.52%	52,895	4.62%	66,315	5.30%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(29,138)	(2.38)%	(28,631)	(2.50)%	(40,883)	(3.27)%
Effective interest expense	26,164	2.14%	24,264	2.12%	25,432	2.03%

	Nine Months Ended September 30,
	2025		2024
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	163,222	4.53%	187,288	5.48%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(85,848)	(2.39)%	(129,441)	(3.78)%
Effective interest expense	77,374	2.14%	57,847	1.70%

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The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods.

	Three Months Ended
	September 30, 2025		June 30, 2025		September 30, 2024
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	17,614	0.90%	17,729	0.94%	7,510	0.01%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	29,138	2.38%	28,631	2.50%	40,883	3.27%
Effective net interest income	46,752	3.28%	46,360	3.44%	48,393	3.28%

	Nine Months Ended September 30,
	2025		2024
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	54,164	0.94%	23,148	(0.01)%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	85,848	2.39%	129,441	3.78%
Effective net interest income	140,012	3.33%	152,589	3.77%

Economic Debt-to-Equity Ratio
The following table shows the Company's debt-to-equity ratio and the Company's economic debt-to-equity ratio as of September 30, 2025 and June 30, 2025. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes these types of TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those of other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.

	As of
$ in thousands	September 30, 2025	June 30, 2025
Repurchase agreements	5,150,081	4,635,881
Total stockholders' equity	769,581	709,376

Debt-to-equity ratio (1)	6.7	6.5
Economic debt-to-equity ratio (2)	6.7	6.5
(1)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(2)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis (none as of September 30, 2025 or June 30, 2025) to total stockholders' equity.

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Average Balances
The table below presents information related to the Company's average earning assets, average earning asset yields, average borrowings and average cost of funds for the following periods.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Average earning assets (1)	5,382,189	5,078,921	5,566,299	5,294,406	5,130,153
Average earning asset yields (2)	5.42%	5.56%	5.31%	5.47%	5.47%

Average borrowings (3)	4,889,782	4,577,566	5,004,504	4,799,047	4,560,365
Average cost of funds (4)	4.52%	4.62%	5.30%	4.53%	5.48%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense by average borrowings.

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